Exhibit 99.1

PhaseBio Reports First Quarter 2019 Financial and Business Results

Completed public offering of common stock that raised $46.2 million in net proceeds

Received FDA Breakthrough Therapy designation for PB2452

Results from Phase 1 clinical trial of PB2452 published in the New England Journal of Medicine and presented at the American College of Cardiology’s Annual Scientific Session

Malvern, PA, and San Diego, CA, May 9, 2019 — PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for orphan diseases, today reported financial results for the first quarter ended March 31, 2019 and provided an update on corporate activities.

“Our priorities for 2019 include advancing our clinical stage development programs, creating value by partnering our early stage programs and building on our strong financial position,” said Jonathan P. Mow, Chief Executive Officer of PhaseBio. “We have recently made significant progress on all three fronts: presenting positive Phase 1 results and receiving Breakthrough Therapy designation for our lead program, PB2452; signing a licensing agreement with ImmunoForge for PB1023; completing an upsized and oversubscribed underwritten public offering of our common stock, which generated net proceeds of $46.2 million. With our first quarter performance and recent developments providing a strong tailwind, we are in an excellent position to execute on our strategic objectives, which are focused on delivering important medicines to patients with significant unmet medical needs.”

First Quarter and Recent Corporate Progress

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Completed underwritten public offering of common stock: In April 2019, PhaseBio closed an underwritten public offering of 4.1 million shares of its common stock at a price to the public of $12.00 per share, including shares sold pursuant to the full exercise of the underwriters’ option to purchase additional shares. PhaseBio received $46.2 million in net proceeds, after deducting underwriting discounts and commissions and offering expenses.

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PB1023 licensing deal: In April 2019, PhaseBio announced it licensed to ImmunoForge, Co. Ltd. (“ImmunoForge”) the global rights for PB1023, a long-acting, ELP-based GLP-1 agonist. Under the terms of the agreement, PhaseBio granted ImmunoForge an exclusive, worldwide license, with rights to sublicense, to PB1023 for the development and commercialization of treatments for all diseases except diabetes, obesity and non-alcoholic steatohepatitis (“NASH”). PhaseBio received an upfront payment upon execution of the agreement and is eligible to receive development milestone payments, and royalty payments on net sales of products, including sales from sublicense agreements.

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Received Breakthrough Therapy designation for PB2452: In April 2019, PhaseBio announced that the U.S. Food and Drug Administration (“FDA”) granted Breakthrough Therapy designation for PB2452. The Breakthrough Therapy designation for PB2452 was supported by Phase 1 trial results in which PB2452 achieved immediate and sustained reversal of ticagrelor antiplatelet activity. Breakthrough Therapy designation is designed to expedite the development and review of promising new drugs for serious or life-

threatening conditions when preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints.

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Secured up to $15.0 million term loan facility: In March 2019, PhaseBio entered into a $15.0 million term loan facility with Silicon Valley Bank and WestRiver Innovation Lending Fund. PhaseBio received an initial tranche of $7.5 million upon execution of the loan agreement and used the funds to repay the existing term loan in full. A second tranche of $2.5 million will be available through May 31, 2019. PhaseBio will draw the remaining funding of $5.0 million upon the achievement of certain clinical milestones related to the development of PB2452.

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Reported and published PB2452 Phase 1 results: In March 2019, full results from the Phase 1 clinical trial of PB2452 were published in the New England Journal of Medicine in a paper titled, “An Antibody-Based Ticagrelor Reversal Agent in Healthy Volunteers” and simultaneously presented in a featured clinical research session at the American College of Cardiology’s 68th Annual Scientific Session. The results demonstrated that PB2452 provided immediate and sustained reversal of the antiplatelet activity of ticagrelor.

Upcoming Milestones

•	Dose the first patient in the Phase 2a trial of PB2452 in the second quarter of 2019.

•	Report preliminary data from the Phase 2a trial of PB2452 in second quarter of 2019.

•	Initiate Phase 2b trial of PB2452 in the second half of 2019.

First Quarter 2019 Financial Results

Cash Position

Cash and cash equivalents at March 31, 2019 were $51.9 million, compared to $61.0 million at December 31, 2018. The decrease primarily reflects cash used in operating activities.

Results of Operations

Three Months Ended March 31, 2019

PhaseBio reported a net loss of $7.3 million for the three months ended March 31, 2019, compared with a net loss of $4.4 million for the same period in 2018. This resulted in a net loss of $0.30 per share for the three months ended March 31, 2019, compared to a net loss of $5.90 per share for the corresponding period in 2018, on both a basic and diluted basis.

Grant revenue was $0.7 million for the three months ended March 31, 2019, as PhaseBio incurred allowable costs qualifying for reimbursement under the government grants. PhaseBio did not record any grant revenue for the three months ended March 31, 2018.

Research and development expense increased to $5.7 million for the three months ended March 31, 2019, as compared to $2.2 million for the three months ended March 31, 2018,

reflecting an increase in manufacturing, clinical and preclinical development activities primarily related to PB2452.

General and administrative expense increased to $2.3 million for the three months ended March 31, 2019, compared to $0.6 million for the three months ended March 31, 2018, primarily attributable to increases in professional services including legal, marketing and other consulting services, personnel expense due to additional headcount and expenses associated with being a public company.

About PhaseBio

PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies to treat orphan diseases, with an initial focus on cardiopulmonary disorders. The company’s lead development candidate is PB2452, a novel reversal agent for the antiplatelet therapy ticagrelor. PhaseBio is also leveraging its proprietary elastin-like polypeptide (“ELP”) technology platform to develop therapies with the potential for less-frequent dosing and improved pharmacokinetics. PhaseBio’s second product candidate PB1046, which is based on ELP, is a once-weekly vasoactive intestinal peptide receptor agonist for the treatment of pulmonary arterial hypertension.

PhaseBio is located in Malvern, PA and San Diego, CA. For more information, please visit www.phasebio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct of our clinical trials and the timing of the release of the results of our clinical trials. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our quarterly report on Form 10-Q for the quarter ended March 31, 2019. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

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Investor Contact:

John Sharp

PhaseBio Pharmaceuticals, Inc.

Chief Financial Officer

(610) 981-6506

john.sharp@phasebio.com

Media Contact:

Gina Cestari

6 Degrees

(917) 797-7904

gcestari@6degreespr.com

PhaseBio Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands)

(unaudited)

	March 31, 2019	December 31, 2018
Assets:
Cash and cash equivalents	$51,894	$61,031
Other receivable, prepaid expenses and other current assets	2,181	1,597
Property and equipment, net	380	355
Operating lease right-of-use assets	1,899	0
Other non-current assets	32	43
Total assets	$56,386	$63,026

Liabilities and stockholders' equity:
Current portion of long-term debt	$423	$—
Accounts payable, accrued expenses and other current liabilities	3,374	4,577
Long-term debt	6,841	7,500
Operating lease liabilities	1,666	0
Deferred rent	—	22
Stockholders’ equity	44,082	50,927
Total liabilities and stockholders' equity	$56,386	$63,026

PhaseBio Pharmaceuticals, Inc.

Condensed Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2019	2018

Grant revenue	$653	$—
Operating expenses:
Research and development	5,721	2,235
General and administrative	2,316	643
Total operating expenses	8,037	2,878
Loss from operations	(7,384)	(2,878)
Other income (expense)	91	(1,525)
Net loss	$(7,293)	$(4,403)

Net loss per common share, basic and diluted	$(0.30)	$(5.90)

Weighted average common shares outstanding, basic and diluted	24,498,388	745,812